INDEPENDENT AUDITORS' CONSENT

To the Board of Trustees and Shareholders of Macquarie/First Trust Global Infrastructure/Utilities Dividend & Income Fund:

We consent to the use in this Pre-effective Amendment No. 3 to Registration Statement No. 333-112202 of Macquarie/First Trust Global Infrastructure/ Utilities Dividend & Income Fund on Form N-2 of our report dated March 23, 2004, appearing in the Statement of Additional Information, which is part of such Registration Statement. We also consent to the reference to us under the caption "Experts" in the Statement of Additional Information.


DELOITTE & TOUCHE LLP

Chicago, Illinois
March 23, 2004